EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Schedules Earnings Release of Third Fiscal Quarter 2022 Results

MIAMI, July 06, 2022 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (the "Company") (NYSE: PFLT) (TASE:PFLT) announced that it will report results for the third fiscal quarter ended June 30, 2022 on Wednesday, August 3, 2022 after the close of the financial markets.

The Company will also host a conference call at 9:00 a.m. (Eastern Time) on Thursday August 4, 2022 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 289-0720 approximately 5-10 minutes prior to the call. International callers should dial (646) 828-8073. All callers should reference conference ID #1561290 or PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through August 18, 2022, by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #1561290.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, managing $6.0 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions.  PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in Chicago, Houston, New York and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

CONTACT:

Richard T. Allorto, Jr.
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com